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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT



                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        October 30, 1998
                                                -----------------------------


                           SPECTRUM LABORATORIES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)



      Delaware                             0-9478                 95-4718363
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

   23022 La Cadena Drive, Laguna Hills, California                 92653
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       (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:        (949) 581-3500
                                                     -------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The Company has entered into a Reorganization Agreement ("Reorganization Agreement") with Spectrum Medical Industries, Inc., a California corporation ("SMI"). The Reorganization Agreement was dated as of September 30, 1998, subject to tax clearance by the California Department of Taxation. Such tax clearance was received on November 3, 1998. Pursuant to the Reorganization Agreement, SMI was merged into the Company and all SMI shareholders received shares of the Company at the rate of 98 shares of the Company's common stock for each share of SMI common stock. The merger was unanimously approved by the Boards of Directors of both companies. Reports prepared by independent advisors and audited and interim financial statements were reviewed by the respective boards to determine the value of SMI with respect to the value of SLI. The exchange rate for the shares was fixed after agreement as to such value and with respect to the capitalization of each entity. The transaction was approved by all of the shareholders of SMI and 92% of the shareholders of the Company. No general solicitation of consent for the Company's shareholders was required under California law and no appraisal rights are available to the Company's shareholders under California law, which governed this merger prior to the company's reincorporation under Delaware law.

         Roy T. Eddleman, Chief Executive Officer and a Director of the
Company, owned 95% of the outstanding shares of SMI prior to the merger. SMI owned, prior to the transaction, 79.9% of the outstanding shares of the Company and Roy Eddleman and Thomas Girardi, the sole shareholders of SMI, each owned approximately 6% of the outstanding shares of the Company. No consideration other than shares was exchanged. As a result of the transaction, shareholders of SMI increased their holdings of the Company from approximately 92% to approximately 98%. The Company intends to continue the operation of SMI's business which is the manufacture of medical and laboratory equipment. Prior to the merger, the Company supplied SMI with a number of membrane products used in the equipment assembled and sold by SMI.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         a.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable for the Company to provide the required financial statements on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.


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         b.  PRO FORMA FINANCIAL INFORMATION.

         It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date this report must have been filed.

         c.  EXHIBITS

         The Reorganization Agreement between Spectrum Medical Industries, Inc. and the Company is attached hereto as Exhibit 2.


                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SPECTRUM LABORATORIES, INC.

Date:  November 16, 1998                By:  /s/ Roy T. Eddleman
                                           ---------------------
                                           Roy T. Eddleman
                                           Chairman and Chief Executive Officer


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